UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)).
☑ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material under §240.14a-12.
KIRKLAND’S, INC.

(Name of Registrant as Specified in its Charter)
NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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KIRKLAND’S, INC.
Robert E. Alderson
President and Chief Executive Officer
May 8, 2009
Dear Shareholder:
     It is my pleasure to invite you to attend our Annual Meeting of Shareholders. The meeting will be held on June 8, 2009 at 1:30 p.m. Central Time at The Crescent Club, 6075 Poplar Avenue, 9th Floor, Memphis, Tennessee. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting.
     If you plan to attend the meeting and you hold your shares in registered form and not through a bank, brokerage firm or other nominee, please mark the appropriate box on your proxy card. If you plan to attend and your shares are held by a bank, brokerage firm or other nominee, please send written notification to our Investor Relations Department, Kirkland’s, Inc., 431 Smith Lane, Jackson, Tennessee, 38301 Attention: Lowell Pugh, and enclose evidence of your ownership (such as a letter from the bank, brokerage firm or other nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.
     It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.
     I look forward to seeing you on June 8.

Sincerely,

Robert E. Alderson

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 8, 2009
1:30 p.m. Central Daylight Time
The Crescent Club
6075 Poplar Avenue, 9th Floor
Memphis, Tennessee
May 8, 2009
Dear Shareholder:
     You are invited to the Annual Meeting of Shareholders of Kirkland’s, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:
•	Elect three directors, Steven J. Collins, R. Wilson Orr, III, and Miles T. Kirkland, each for a term of three years; and

•	Vote on any other business properly brought before the meeting.
     Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person.
     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 8, 2009.
The proxy statement and the annual report to shareholders are available at http://media.integratir.com/KIRK/annual_meeting_material.html.

By order of the Board of Directors,

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

IMPORTANT
     You will not be admitted to the Annual Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of Kirkland’s common stock or proof that you hold a valid proxy from a stockholder who held Kirkland’s common stock as of the record date of the Annual Meeting.
     Registration will begin at 1:00 p.m., Central Time. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting. If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Kirkland’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy). For information on requirements relating to voting your shares in person at the Annual Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.
     Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

i

I. INFORMATION ABOUT VOTING
Solicitation of Proxies
     Our Board of Directors is soliciting proxies for use at our annual meeting of shareholders to be held on June 8, 2009 (the “Annual Meeting”) and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ending January 31, 2009 (“fiscal 2008”) on or about May 8, 2009.
Agenda Items
     The agenda for the Annual Meeting is to:
     1. Elect three directors; and
     2. Conduct other business properly brought before the meeting.
Who Can Vote
     You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 13, 2009. You will have one vote for each share of Common Stock. As of April 13, 2009, there were 19,664,605 shares of Common Stock outstanding and entitled to vote.
How to Vote
  For Shares Held Directly in the Name of the Shareholder
     If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:
•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.
  For Shares Held Through a Bank, Brokerage Firm or Other Nominee
     If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:
•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies
     Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.
Broker Non-Votes
          A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. Banks or brokerage firms have this discretionary authority with respect to the election of directors. With respect to matters when banks and brokerage firms do not have discretionary authority and if the beneficial owners have not provided instructions with respect to such matters, those shares will be included in determining whether a quorum is present but will have the effect of a vote against such matters.
Revoking a Proxy or Changing Your Vote
  For Shares Held Directly in the Name of the Shareholder
     If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:
•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:
Kirkland’s, Inc.
431 Smith Lane
Jackson, TN 38301
Attention: Lowell E. Pugh II
Vice President, General Counsel and Secretary
; or
•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.
  For Shares Held Through a Bank, Brokerage Firm or Other Nominee
     If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:
•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement
     We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.
Vote Required for Action
     Directors are elected by a plurality vote of shares present in person or represented by proxy at the Annual Meeting. Other actions are approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our charter or bylaws. Shares represented by proxies that withhold authority to vote for the election of directors will not be counted in the election of directors in favor of any nominee. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NOMINATED BY THE COMPANY.
II. THE PROPOSAL TO BE VOTED ON
The Proposal — Election of Directors
     Our Board of Directors consists of three classes of directors, including one class of three directors and two classes of two directors. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. Currently, there are seven incumbent directors, consisting of three in Class I whose terms will expire at this Annual Meeting, two in Class II whose terms will expire at the 2010 Annual Meeting, and two in Class III whose terms will expire at the 2011 Annual Meeting.
     The nominees for director this year are Steven J. Collins, R. Wilson Orr, III, and Miles T. Kirkland. Information about the nominees, the continuing directors and the Board of Directors is contained in the next section of this proxy statement entitled “Board of Directors.”
     The Board of Directors expects that all three of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.
     The Board of Directors recommends a vote “FOR” the election of Steven J. Collins, R. Wilson Orr, III, and Miles T. Kirkland to the Board of Directors.
III. BOARD OF DIRECTORS
Nominees for Director
  Class I — Term Expiring in 2012
Steven J. Collins
     Principal Occupation: Managing Director of Advent International, a private equity investment firm.
     Age: 40
     Director Since: 2004
     Mr. Collins has been a director of Kirkland’s, Inc. since November 2004. Mr. Collins is currently a Managing Director of Advent International. Mr. Collins rejoined Advent in 2000 and has been a principal of the firm since

2006. Mr. Collins was at Harvard Business School from 1998 to 2000, where he earned an M.B.A. Before earning his M.B.A., Mr. Collins served as Kirkland’s Chief Financial Officer from January 1997 to February 1998 and its Treasurer from January 1998 to December 1998. Before joining Kirkland’s, Mr. Collins was an Associate at Advent International from 1995 to 1997. Mr. Collins has served on the Board of Directors of Ciraden, Inc. since 2001; the Board of Directors of Shoes for Crews since 2004; the Board of Directors of Lululemon Athletica since 2005; and the Board of Directors of Amscan Holdings, Inc. since 2008.
R. Wilson Orr, III
     Principal Occupation: Chairman of the Board of Kirkland’s; Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s.
     Age: 46
     Director Since: 1996
     Mr. Orr has been Chairman of our Board of Directors since March 2006. Since 1993, Mr. Orr has been a Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s. He joined SSM Corporation in 1988 as a Vice President. From 1984 to 1988, he worked in corporate lending at Chemical Bank.
Miles T. Kirkland
     Principal Occupation: Senior Research Analyst and Associate Portfolio Manager with Mastrapasqua Asset Management, a private asset management firm.
     Age: 38
     Director Since: 2008
     Since 2007, Mr. Kirkland has been a Senior Research Analyst and Associate Portfolio Manager with Mastrapasqua Asset Management, a private asset management firm. He joined Mastrapasqua Asset Management in 2000 as a Research Analyst. Before joining Mastrapasqua, he spent three years working with Kirkland’s in store operations. He received a B.A. in English from The University of the South in 1994 and an M.B.A. from Vanderbilt University Owen Graduate School of Management in 2000.
Directors Continuing in Office
  Class II — Term Expiring in 2010
Murray M. Spain
     Principal Occupation: Retired founder of Dollar Express, Inc.
     Age: 65
     Director Since: 2001
     Mr. Spain was the co-founder of Dollar Express, Inc. and acted as its President and Chief Operating Officer from its inception in 1961 until May 2000, when Dollar Express merged with Dollar Tree Stores, Inc. At that time, Dollar Express was a chain of 126 retail stores in five states.

Ralph T. Parks
     Principal Occupation: President of RT Parks, Inc., a retailer of New Balance® footwear and apparel.
     Age: 63
     Director Since: 2004
     Mr. Parks served as the interim Chief Executive Officer of Heelys Inc. from February 2008 until May 2008, but has otherwise been retired since 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction, USA, an athletic footwear and apparel retailer. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Mr. Parks also serves on the Board of Directors of Hibbett Sporting Goods, Inc. and the Board of Directors of Heelys Inc.
  Class III — Term Expiring in 2011
Robert E. Alderson
     Principal Occupation: President and Chief Executive Officer of Kirkland’s
     Age: 62
     Director Since: 1986
     Mr. Alderson has been a Director of Kirkland’s since September 1986 and has been Chief Executive Officer of Kirkland’s since February 2006. He also served as Chief Executive Officer of Kirkland’s from March 2001 to May 2005. He currently serves as President of Kirkland’s, and he also served as President from February 2006 to March 2006 and as President from November 1997 to May 2005. He served as Chief Operating Officer of Kirkland’s from November 1997 through March 2001 and as Senior Vice President of Kirkland’s since joining in 1986 through November 1997. He also served as Chief Administrative Officer of Kirkland’s from 1986 to 1997. Prior to joining Kirkland’s, Mr. Alderson was a senior partner at the law firm of Menzies, Rainey, Kizer & Alderson.
Carl T. Kirkland
     Principal Occupation: Retired Founder of Kirkland’s, Inc.
     Age: 68
     Director Since: 1966
     Mr. Kirkland has served as a director of the Company since he co-founded Kirkland’s in 1966 and he served as Chief Executive Officer from 1966 through March 2001 and President from 1966 through November 1997. Mr. Kirkland also served as Chairman of the Board from June 1996 to November 2004. He has over 40 years of experience in the retail industry. Mr. Kirkland also serves on the Board of Directors of Hibbett Sporting Goods, Inc.
IV. INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings
     During fiscal 2008, the Board of Directors held 7 regular and special meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. One member of the Board of Directors attended the 2008 annual meeting of shareholders.

Independence
     Consistent with the listing standards of The Nasdaq Stock Market (“Nasdaq”) and the regulations promulgated by the Securities and Exchange Commission (“SEC”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that the following directors, constituting a majority of the Company’s directors, are independent directors within the meaning of the applicable Nasdaq listing standards: Steven J. Collins, Carl T. Kirkland, R. Wilson Orr, III, Ralph T. Parks, and Murray M. Spain. The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Shareholder Communications
     The Board of Directors provides a process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Kirkland’s, Inc., c/o Kirkland’s Secretary, 431 Smith Lane, Jackson, TN 38301. The Company will forward all mail received at the Company’s corporate office that is addressed to the Board of Directors or any member of the Board. On a periodic basis, all such communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.
Committees
     The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.
Audit Committee
     The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” The principal duties of the Audit Committee, among other things, are to:
•	review and reassess the adequacy of the Audit Committee and its charter not less than annually and recommend any proposed changes to the Board for consideration and approval;

•	review with management and the Company’s independent public accountants the Company’s audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements;

•	meet periodically with management and the Company’s independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used;

•	obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient;

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants;

•	adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	establish, review and update policies for approving related party transactions; and monitor implementation of such policies.

•	review and approve any transactions between the Company and related parties.
     Members: Mr. Orr (Chairman), Mr. Parks, and Mr. Spain. All of the members of the Audit Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.
     The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the SEC’s rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. As the Board of Directors believes that the current members of the Company’s Audit Committee are qualified to carry out all of the duties and responsibilities of the Company’s Audit Committee, the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an audit committee financial expert.
     Number of Meetings in fiscal 2008: 8
Compensation Committee
     The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” Under the terms of its charter, the Compensation Committee is directly responsible for establishing compensation policies for our executive officers. The principal duties of the Compensation Committee, among other things, are to:
•	review and recommend to the Board of Directors the annual salary, bonus, stock compensation and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer;

•	review and provide recommendations to the Company regarding compensation and bonus levels of other members of senior management;

•	review and recommend to the Board of Directors new executive compensation programs;

•	grant awards under our equity incentive plans and establish the terms thereof;

•	review and recommend to the Board of Directors the terms of any employment agreement executed by the Company with an executive officer of the Company;

•	review and recommend to the Board of Directors the appropriate structure and amount of compensation for the Directors;

•	review and approve material changes in the Company’s employee benefit plans; and

•	where applicable, employ a compensation consultant that reports directly to the committee to assist in the evaluation of our executive compensation programs.
     Members: Mr. Collins (Chairman), Mr. Spain and Mr. Orr. All of the members of the Compensation Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.
     Number of Meetings in fiscal 2008: 4
Governance and Nominating Committee
     The Board of Directors has adopted a written charter that outlines the duties of the Governance and Nominating Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” The principal duties of the Governance and Nominating Committee, among other things, are to:

•	Review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and committee membership;

•	identify and recommend potential candidates for election or re-election to the Board of Directors;

•	implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders; and

•	review and recommend to the Board of Directors the appropriate structure of Board committees, committee assignments and the position of chairman of each committee.
     Members: Mr. Parks (Chairman), Mr. Orr and Mr. Spain. All of the members of the Governance and Nominating Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.
     The Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. The Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in compliance with the procedures outlined on page 22 under the heading “Shareholder Proposals for the 2010 Annual Meeting.” The Governance and Nominating Committee applies the same criteria to nominees recommended by shareholders as discussed above.
     Number of Meetings in fiscal 2008: 2
Board of Directors Compensation
  Retainer and Fees for Employee Directors
     Any director who is also one of our employees does not receive any additional compensation for his or her service as a director of Kirkland’s.
  Retainer and Fees for Non-employee Directors
     Cash Compensation. Each director who is not also one of our employees is paid an annual retainer of $20,000, as well as $1,000 for each board meeting attended in person. In addition to the foregoing retainer and meeting fees, our non-employee Chairman of the Board is entitled to receive an additional annual retainer of $30,000.
     Equity Compensation. Each non-employee director receives an annual grant of a fully vested, non-qualified stock option to purchase 5,000 shares of Common Stock. In addition, our non-employee Chairman of the Board received a one-time grant of a fully vested, non-qualified stock option to purchase 10,000 shares of Common Stock upon his initial election as Chairman. The exercise price of each grant equals the fair market value of Common Stock on the grant date and will be exercisable up to 10 years from the date granted.
     Board Committees. Each non-employee director who is a member of our Audit Committee is paid an annual retainer of $2,000 and the Chairman of the Audit Committee is paid an additional annual retainer of $2,500. Each non-employee director who is a member of our Compensation Committee is paid an annual retainer of $1,000 and the Chairman of the Compensation Committee is paid an additional annual retainer of $1,000. Each non-employee director who is a member of the Governance and Nominating Committee is paid an annual retainer of $500 and the Chairman of the Governance and Nominating Committee is paid an additional retainer of $500. Each non-employee director who is a member of the Audit Committee and the Compensation Committee also receives an additional $500 for each committee meeting attended in person.

Director Compensation Table
     The following table provides information about all compensation earned in fiscal 2008 by the individuals who served on our Board of Directors:

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)(1)	($)
Murray M. Spain	29,000	6,600	35,600
Ralph T. Parks	28,500	6,600	35,100
Steven J. Collins	28,500	6,600	35,100
R. Wilson Orr, III	63,500	6,600	70,100
Miles T. Kirkland	3,500	—	3,500
Robert E. Alderson	—	—	—
Carl T. Kirkland	24,000	6,600	30,600
Gabriel Gomez (2)	17,500	6,600	24,100
David M. Mussafer (3)	5,125	—	5,125

(1)	As a part of our Board of Directors compensation package, each non-employee member of the Board of Directors was granted 5,000 options on June 16, 2008 that were immediately exercisable. The options expire 10 years from the date of the grant. Option awards consist of options to purchase Common Stock of the Company and are valued pursuant to the provisions of SFAS No. 123R using the Black-Scholes option valuation model. For the assumptions used in the Black-Scholes model, please refer to Note 7 of our consolidated financial statements included within our Annual Report on Form 10-K filed with the SEC on April 20, 2008. Because the award was immediately vested at the grant date, the expense recognized in fiscal 2008, as shown above, was in fact equal to the grant date fair value.

(2)	Mr. Gomez resigned from the Board of Directors effective December 15, 2008.

(3)	Mr. Mussafer resigned from the Board of Directors effective June 16, 2008. Following Mr. Mussafer’s resignation, the Board approved a reduction in the size of the Board of Directors from eight directors to seven directors.

V. SECURITY OWNERSHIP OF KIRKLAND’S
Security Ownership of Certain Beneficial Owners and Management
     The following table shows, as of April 16, 2009 (except as set forth below), the number of shares of Common Stock beneficially owned by:
•	each beneficial owner of more than five percent of our outstanding Common Stock;

•	each of our directors and Company nominees for director;

•	each of our current and former executive officers listed in the Summary Compensation Table on page 16 below; and

•	all of our directors and executive officers as a group.

	Shares Beneficially Owned
Name	Number	Percent
Robert E. Alderson (1)	1,023,439	5.2%
W. Michael Madden (2)	94,823	*
Steven J. Collins (3)	35,146	*
Carl T. Kirkland (4)	4,802,862	24.4%
Miles T. Kirkland (5)	2,500	*
R. Wilson Orr, III (6)	55,614	*
Ralph T. Parks (7)	70,031	*
Murray M. Spain (8)	150,000	*
Paradigm Capital Management, Inc. Nine Elk Street Albany, New York 12207	1,783,403	9.1%
Robert Walker (9) c/o Kirkland’s, Inc. 431 Smith Lane Jackson, TN 38301	1,401,865	7.1%
BML Investment Partners (10) Brad Leonard (10) 156 S. First Street Zionsville, IN 46077	1,530,984	7.8%
All executive officers and directors as a group (8 persons) (11)	6,234,415	31.7%

*	Less than one percent of class

(1)	Includes options to purchase 187,457 shares of Common Stock held by Mr. Alderson.

(2)	Includes options to purchase 50,000 shares of Common Stock held by Mr. Madden.

(3)	Includes options to purchase 22,500 shares of Common Stock held by Mr. Collins.

(4)	Includes options to purchase 15,000 shares of Common Stock held by Mr. Kirkland. After giving effect to sales made under Mr. Kirkland’s 10b5-1 plan after April 16, 2009, as of May 1, 2009, Mr. Kirkland beneficially owned 4,502,862 shares of Common Stock, including the 15,000 options described above.

(5)	Includes options to purchase 2,500 shares of Common Stock held by Mr. Kirkland.

(6)	Includes options to purchase 45,000 shares of Common Stock held by Mr. Orr. Mr. Orr may be deemed to beneficially own 883 shares of Common Stock held by SSM Corporation, of which he is a principal.

(7)	Includes options to purchase 22,500 shares of Common Stock held by Mr. Parks.

(8)	Includes options to purchase 35,000 shares of Common Stock held by Mr. Spain.

(9)	Robert Walker is the trustee of the three irrevocable trusts for the benefit of Carl Kirkland’s family members, and as a result, Mr. Walker may be deemed to beneficially own the shares held by the trusts. Mr. Walker disclaims beneficial ownership of these shares.

(10)	Includes 43,500 shares of Common Stock held by Mr. Leonard and 1,487,484 shares of Common Stock held by BML Investment Partners, L.P. (“BML Investment”). The sole general partner of BML Investment is BML Capital Management, LLC whose managing member is Mr. Leonard. As a result, Mr. Leonard is deemed to be an indirect owner of shares held by BML.

(11)	Includes options to purchase 379,957 shares of Common Stock.
VI. EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (CD&A)
Overview
     The Compensation Committee of the Board of Directors currently consists of Steven J. Collins (Chairman), Murray M. Spain and R. Wilson Orr, III. During fiscal 2008, the Compensation Committee held 4 meetings and took the following significant actions:
•	Discussed, approved and recommended to the Board of Directors the base salary and bonus packages of our named executive officers;

•	established bonus payout levels and targets for Mr. Alderson and Mr. Madden for fiscal 2008; and

•	approved equity grants totaling 100,000 options and 400,000 restricted stock units to management during fiscal 2008.

Compensation Consultant
     In prior years, the Compensation Committee had surveyed retail companies of similar size in terms of sales volume and general compensation philosophy in order to determine the adequacy and appropriateness of compensation to executives. During fiscal 2006, the compensation committee engaged Mercer Human Resource Consulting, an independent compensation consultant, to evaluate the competitiveness of the Company’s executive compensation program. The scope of the engagement included:
•	Competitive analysis of total direct compensation, including base salary, annual incentives and long-term incentives;

•	Review of the recent business performance of the Company and its peers and an assessment of the alignment of executive pay and company performance; and

•	Review of existing annual and long-term equity incentive programs and comparison against peer group norms and “best practice” standards.
     The consultant used published survey information for the retail industry to obtain data for the competitiveness study. The consultant also obtained direct peer data from proxy filings for top named executive officers. Both of these data sources were used to compile a peer group of Genesco, Inc., Haverty’s Furniture, Party City Corp., Hancock Fabrics, Inc., Wilson’s Leather Experts, Inc., Hibbett Sporting Goods, Inc., Jos. A. Bank Clothiers, Inc., Casual Male Retail Group, Inc., Chattem, Inc., Ethan Allen Interiors, Inc., Cost Plus, Inc., Bombay Company, Inc., Restoration Hardware, Inc., and A.C. Moore Arts and Crafts, Inc.
     The consultant prepared a summary report documenting all findings and observations. The Compensation Committee and management reviewed and analyzed the findings of the consultant and certain of the consultant’s recommendations were implemented as part of our compensation philosophy. As a result of the engagement, during 2006, we (i) made adjustments to certain senior management base salaries to ensure competitiveness and aid retention efforts, (ii) adjusted the annual cash incentive plan for senior management to be more heavily-weighted to overall company performance, and (iii) implemented an annual process for considering the granting of stock options or other equity incentives to senior management.
          The Committee believes that the detailed review performed by the consultant provides ample data to inform itself in making executive compensation decisions. During fiscal 2008, the Committee re-engaged Mercer Human Resource Consulting to assess and update our current long-term equity incentive programs as well as base pay levels of our executive management team. The Committee reserves the right to engage the consultant on an “as-needed” basis to help with issues related to executive compensation.
Role of Executives in Establishing Compensation
     The Compensation Committee approves and recommends to the Board of Directors all compensation and equity awards to our two named executive officers: Robert Alderson, our Chief Executive Officer, and W. Michael Madden, our Chief Financial Officer. The Compensation Committee reviews the performance of the Chief Executive Officer and Chief Financial Officer through internal committee discussions and discussions with the executives, and determines the appropriate level of compensation on an annual basis.
     Our named executive officers occasionally attend Compensation Committee meetings and provide assistance in gathering data and information designed to support the decision-making process of the Compensation Committee. However, the Compensation Committee regularly meets outside the presence of management.

Compensation Philosophy
     The philosophy of our compensation programs is centered on the attraction and retention of key retail executives. Compensation packages must be attractive enough to compete nationally for retail talent. Once executives have joined the company, we believe that our compensation programs must provide the appropriate level of incentives in the form of cash and equity to maintain a high level of competitiveness and thereby retain key managers. We offer our executives a combination of cash bonus incentives, equity-based compensation in the form of stock options and restricted stock, and the opportunity to participate in an employee stock purchase plan. We believe these incentive programs align with our overall goal of maximizing our long-term financial results and shareholder value.
     Executive pay is structured to consist of the following components:
•	Salary;

•	Cash bonuses; and

•	Equity awards.
     The Committee believes that a significant portion of total compensation for our executives should be allocated to equity incentives that align pay with shareholder value. In addition, cash bonuses are available to reward executives for achieving company performance goals and individual goals that greatly contribute to increasing the value of the company.
Base Salary
          The Compensation Committee strives to ensure that the base salary of company executives and senior management is at or approaching the market median for each position. Using our compensation consultant, we benchmark base salaries to those of our peers to ensure that we remain competitive. The base salary levels for our named executive officers also reflect upon individual performance and responsibility, as well as the peer data described above. Based upon the review of peer data, the base salary levels approved by the Compensation Committee for named executive officers are at or slightly below the average salary levels of the peer group.

Bonus and Non-Equity Incentive Plan Compensation
          Our cash bonus program has been designed to provide a short-term incentive to our executives based upon pre-determined performance goals for the company and each individual executive. The Compensation Committee determines the amount of the target bonus annually for each executive expressed as a percentage of base salary.
          For fiscal 2008, the bonus targets for the named executive officers were 75% of base salary for Mr. Madden and 100% of base salary for Mr. Alderson. These bonus targets were determined by the Compensation Committee with reference to our review of the peer group performed by our compensation consultant. For fiscal 2008, the bonuses for our named executive officers were based on the following:
Individual goals = 25% of total bonus opportunity
Company performance goals = 75% of total bonus opportunity
          Company performance is measured based upon the achievement of a specified level of earnings before adjustments for interest, taxes, depreciation, and amortization (determined without regard to the expenses associated with the payment of bonuses under the 2008 Incentive Plan) (“EBITDA”) as determined through our annual budgeting process. The annual budget is approved by the Board of Directors at the beginning of the fiscal year.
          The company performance goal is structured such that a 70% payout of the company performance target is attained upon achieving 70% of the EBITDA goal. No payout is earned for company performance below 70% of EBITDA level. For performance between 70% of the EBITDA target and 150% of the EBITDA target, a pro rata percentage payout is earned by the executive on the company performance portion of the bonus plan.

        Calculation of the company performance bonus earned by each executive was based on the final audited financial statements. The Committee does reserve the right to adjust the company performance target after it has been established; however, it has not done so during the last three fiscal years.
     The achievement of individual performance goals for our named executive officers are determined by the Compensation Committee. The Compensation Committee may also award discretionary bonuses from time to time to recognize significant achievements and service to the Company.
Stock Options and Equity Awards
          Equity awards are evaluated on an annual basis and upon the hiring of selected senior executives. Special circumstances may dictate an equity award grant on a one-time basis other than in connection with a new hire, but these situations are rare. There were no such special circumstances and related equity grants in fiscal 2008. The exercise price of each equity award is based on the closing price of our common stock on the date of the grant (if not a business day, the immediately preceding business day) as defined under our 2002 Equity Incentive Plan. For newly hired employees receiving equity awards, the grant of such award occurs on the later of the first day of employment or upon Compensation Committee approval, with the exercise price being based upon the closing price of our common stock on such date.
       Kirkland’s fiscal 2008 equity grant included two elements: (1) incentive stock option awards that vest equally over a three-year period beginning on the first anniversary of the grant date; and (2) time based restricted stock units that become 100% vested on the third anniversary of the grant date, provided the employee has remained in continuous service with the Company through that date.
For each named executive officer, Kirkland’s established the following mix of equity-based awards for fiscal 2008 based on the number of shares covered by each award:

% of Total
Equity-Based Award	Equity-Based Incentive
Incentive Stock Options	68%
Restricted Stock Units	32%
Employment Arrangements and Post-Employment Compensation and Benefits
          We do not maintain a general severance plan, and except as otherwise discussed in this section, there are no provisions for severance or change of control payments for our officers. Our 2002 Equity Incentive Plan does not provide for automatic acceleration of vesting or other benefits in the event of a change of control. The Board of Directors may, in its sole discretion, cause all outstanding options to become fully vested and immediately exercisable in the event of a change of control. Except as otherwise discussed in this section, there are no change of control vesting acceleration provisions included with any of our stock compensation grants and any severance payments to named executive officers would be subject to the approval of the Compensation Committee. The details regarding the potential post-employment benefits to which our executive officers are entitled are set forth below.
Robert E. Alderson, President and Chief Executive Officer
In May of 2006, the Compensation Committee approved a letter agreement with our President and Chief Executive Officer, Mr. Alderson, providing for certain severance benefits upon his separation from service with us. Pursuant to this agreement, upon his separation from the Company for any reason, Mr. Alderson will receive a single sum payment equal to the discounted present value of 24 monthly payments equal to 1/12 of his then-annual base salary. Additionally, the agreement provides for the continuation of group health benefits through COBRA or otherwise through the Company until the age of 72. The value of these benefits was reflected in the “All Other Compensation”

column of the Summary Compensation Table in 2006. The payment of such benefits is subject to Mr. Alderson providing the Company with a general release of claims in a form reasonably prescribed by the Company.
     Assuming one of the following events occurred on January 31, 2009, Mr. Alderson’s payments and benefits have an estimated value of:

	Guaranteed		Value of RSUs	Company-Provided
	Severance	Welfare Benefit	Subject to	Life Insurance
Type of Separation	Benefit (1)	Continuation (2)	Acceleration (3)	Proceeds (4)
Death	$690,880	$36,000	—	$10,000
Termination without Cause or resignation for Good Reason	$700,880	$76,000	$9,742	—
Any other form of separation	$700,880	$76,000	—	—

(1)	In the event of that Mr. Alderson separates from the Company for any reason, Mr. Alderson, or his estate, would be entitled to his severance benefit of a lump sum payment equal to the discounted present value of 24 monthly payments, each representing 1/12 of his base salary. If the separation is the result of Mr. Alderson’s death, this severance benefit will be offset by the value of the Company-provided life insurance policy. The amount included represents the discounted present value of a 24 month payment stream based on his annual salary level as of January 31, 2009, offset by the $10,000 value of the Company-provided life insurance policy for Mr. Alderson in the event of death.

(2)	Represents the value of Company payments of premiums related to health insurance for Mr. Alderson and his spouse. The amount has been computed to equal the present value of such estimated payments that will be made until Mr. Alderson reaches the age of 72.

(3)	Represents the value, as of January 31, 2009, of the RSUs that would have vested had Mr. Alderson’s employment been terminated on that date without Cause or by virtue of a resignation for Good Reason (each as defined in the RSU agreement). Upon termination without Cause or resignation for Good Reason, the vesting of Mr. Alderson’s RSUs will accelerate based on the portion of the 36-month vesting period that has passed since the grant date.

(4)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.
W. Michael Madden, Senior Vice President and Chief Financial Officer
     In January of 2008, the Compensation Committee approved an arrangement with Mr. Madden which provides for certain post-employment benefits in the event of a termination of his employment by us without cause or resignation for good reason. Under these circumstances, Mr. Madden would be entitled to severance pay equal to his then-current base salary and continuation of health benefits through COBRA for a period of six months. The payment of any such benefits would be subject to Mr. Madden providing the Company with a general release of claims in a form reasonably prescribed by the Company.
     Assuming one of the following events occurred on January 31, 2009, Mr. Madden’s payments and benefits have an estimated value of:

			Value of
			RSUs	Company-Provided
	Salary	Welfare Benefit	Subject to	Life Insurance
	Continuation (1)	Continuation (2)	Acceleration (3)	Proceeds (4)
Death	—	—	—	$10,000
Termination without Cause or resignation for Good Reason	$115,875	$4,142	$9,742	—
Any other form of separation	$115,875	$4,142	—	—

(1)	In the event of Mr. Madden’s separation from the Company due to termination without Cause or resignation for Good Reason (each as defined in the RSU agreement), he would be entitled to his severance benefit of salary continuation for six months from the date of separation.

(2)	Represents the value of Company payments of premiums related to health insurance for Mr. Madden and his family.

(3)	Represents the value, as of January 31, 2009, of the RSUs that would have vested had Mr. Madden’s employment been terminated on that date without Cause or by virtue of a resignation for Good Reason (each as defined in the RSU agreement). Upon termination without Cause or resignation for Good Reason, the vesting of Mr. Madden’s RSUs will accelerate based on the portion of the 36-month vesting period that has passed since the grant date.

(4)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.
Perquisites
     We do not provide significant perquisites or personal benefits to our executive officers that are not readily available to other employees.

Other Compensation Matters
Stock Ownership Guidelines
     We do not have a formal policy in place stipulating levels of share ownership for executives. The Board of Directors and the Compensation Committee encourage employee stock ownership through the granting of equity compensation and through the Company’s Employee Stock Purchase Plan. Additionally, our President and Chief Executive Officer, Mr. Alderson, has a material ownership position in the Company. The Board of Directors and the Compensation Committee will continue to evaluate the lack of a formal policy and guidelines on executive ownership of Company stock.
Summary Compensation Table
     The following table provides information about all compensation earned in fiscal 2008 by the individuals who served as Chief Executive Officer and Chief Financial Officer. The Company did not have any other named executive officers during fiscal 2008.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred	All Other
					Option	Incentive Plan	Compensation	Compensation
	Year	Salary	Bonus	Stock Awards	Awards	Compensation	Earnings (5)	(6)	Total
Name and Principal Position	(1)	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)	($)	($)
Robert E. Alderson,	2008	363,825	90,956	7,519	63,833	409,328	—	33,765	969,226
President and Chief	2007	363,825	—	—	53,838	—	—	37,274	454,937
Executive Officer

W. Michael Madden,	2008	231,750	43,453	7,519	38,450	195,564	—	12,067	528,803
Senior Vice President and Chief	2007	226,971	—	—	48,710	—	—	43,717	319,398
Financial Officer

(1)	Our fiscal year is comprised of the 52 or 53-week period ending on the Saturday closest to January 31 of each year. Accordingly, fiscal 2008 represented 52 weeks ending on January 31, 2009. Fiscal 2007 represented 52 weeks ending on February 2, 2008.

(2)	These amounts represent the compensation awarded to each named executive officer in connection with the individual goal component of the cash bonus.

(3)	Stock options and restricted stock units are valued pursuant to the provisions of SFAS No. 123R with options valued using the Black-Scholes option valuation model. For the assumptions used in the Black-Scholes model, please refer to Note 7 of our consolidated financial statements included within our Annual Report on Form 10-K filed with the SEC on April 20, 2009.

(4)	These amounts represent the compensation awarded to each named executive officer in connection with the company performance component of the cash bonus.

(5)	We do not sponsor a Company pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.

(6)	Other compensation consists of company benefits and other perquisites. The “All Other Compensation” table further details these items.

All Other Compensation
     The following table provides additional detail for those items listed as “All Other Compensation” in the Summary Compensation Table.

Description	Mr. Alderson	Mr. Madden
401(k) Employer Matching Contribution (1)	$2,378	$2,303
Non-Qualified Deferred Compensation Plan Employer Matching Contribution (2)	—	$2,358
Group Life Insurance (3)	$18	$18
Disability Insurance (4)	$1,323	$1,323
Automobile allowance (5)	$6,297	$6,065
Living Expenses (6)	$23,749	—

Total	$33,765	$12,067

(1)	For fiscal 2008, the Board of Directors approved a discretionary matching contribution of 50% of the first 6% of compensation for all eligible employees, including executives, subject to IRS limitations.

(2)	This amount represents the difference between the matching contribution actually made to our 401(k) plan and the matching contribution that would have been made to our 401(k) plan, but for certain limitations applicable to qualified plans under the Internal Revenue Code. This amount was contributed to our Non-Qualified Deferred Compensation Plan.

(3)	We provide a certain amount of life insurance coverage for all employees covered by our health insurance plan. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(4)	We provide a certain amount of short-term and long-term disability insurance coverage for all employees. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(5)	During fiscal 2008, Mr. Alderson and Mr. Madden were provided with a monthly automobile allowance related to the use of their personal vehicles.

(6)	During fiscal 2008, Mr. Alderson was provided with the use of a corporate apartment in Nashville, Tennessee. The corporate apartment was provided in connection with the opening of Kirkland’s Nashville, Tennessee office in 2007.

Outstanding Equity Awards at 2008 Fiscal Year-End
     The following table provides information about the outstanding equity awards as of January 31, 2009 for the executive officers named in our Summary Compensation Table.

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
	Option Awards(1)							Plan	Market
			Equity					Awards:	or Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
			Number of			Number of	Value of	Shares,	Shares,
			Securities			Shares or	Shares or	Units or	Units or
	Number of Securities		Underlying			Units of	Units of	Other	Other
	Underlying Unexercised		Unexercised	Option		Stock that	Stock that	Rights	Rights
	Options		Unearned	Exercise	Option	have not	have not	that have	that have
	(#)		Options	Price	Expiration	Vested	Vested	not Vested	not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Robert E. Alderson (2)	137,457	—	—	1.29	11/26/2011
	45,834	4,166	—	6.54	5/8/2016
	—	50,000	—	2.03	7/25/2018
						22,223	58,446

W. Michael Madden (3)	3,299	—	—	1.29	11/26/2011
	5,000	—	—	18.55	8/27/2013
	25,000	—	—	10.90	3/1/2015
	18,335	1,665	—	6.54	5/8/2016
	—	50,000	—	2.03	7/25/2018
						22,223	58,446

(1)	Unless otherwise set forth in this Proxy Statement, all options vest according to the following schedule: 33.33% vesting on the first anniversary of the grant date and an additional 8.33% at the end of each of the following eight calendar quarters and expire on the tenth anniversary of the grant date.

(2)	Mr. Alderson was awarded 137,457 options on November 27, 2001 under our 1996 Executive Incentive and Non-Qualified Stock Option Plan. Mr. Alderson was granted 50,000 options on May 8, 2006 under our 2002 Equity Incentive Plan. Mr. Alderson was granted 50,000 options on July 25, 2008 under our 2002 Equity Incentive Plan. Mr. Alderson was granted 22,223 restricted stock units on July 25, 2008 under our 2002 Equity Incentive Plan.

(3)	Mr. Madden was awarded 3,299 options on November 27, 2001 under our 1996 Executive Incentive and Non-Qualified Stock Option Plan. Mr. Madden was granted 5,000 options on August 27, 2003 under our 2002 Equity Incentive Plan. Mr. Madden was granted 25,000 options on March 1, 2005 under our 2002 Equity Incentive Plan. Mr. Madden was granted 20,000 options on May 8, 2006 under our 2002 Equity Incentive Plan. Mr. Madden was granted 50,000 options on July 25, 2008 under our 2002 Equity Incentive Plan. Mr. Madden was granted 22,223 restricted stock units under our 2002 Equity Incentive Plan.
VII.  RELATED PARTY TRANSACTIONS
Real Estate Lease
     In March 2004, Kirkland’s Stores, Inc. entered into a lease for 11,700 square feet of retail real estate located in the Columns development in Jackson, Tennessee. The property is owned by Vann Drive Partners, a joint venture in which Carl Kirkland, a member of our Board of Directors, and Robert Alderson, our President and Chief Executive Officer and member of our Board of Directors, hold minority equity positions. The term of the lease commenced in May 2004 and continues for an initial period of 5 years, with two 5-year renewal options. The lease provides for minimum rental payments of $12,000 per month. The lease also provides for the payment of customary additional charges, including taxes and insurance. In fiscal 2008, the Company paid total rent and ancillary charges under the lease of $158,021. This lease has been reviewed and approved by our Board of Directors and Audit Committee. Management considers the terms of this lease to be at arms length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.

VIII.  OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during fiscal 2008, all Reporting Persons were in compliance.
Independent Auditors
     The Audit Committee has selected Ernst & Young LLP (“E&Y”) to be the Company’s independent auditors for fiscal 2009. Representatives of E&Y are expected to be present at the annual meeting on June 8, 2009 and will be given an opportunity to make a statement if they desire to do so. In addition, representatives of E&Y will be available to respond to appropriate questions at that time.
AUDIT COMMITTEE REPORT
     The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.
     The Audit Committee of the Board of Directors has:
•	Reviewed and discussed the audited financial statements with management;

•	Discussed with E&Y, our independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from E&Y as required by Independence Standards Board Standard No. 1, and has discussed its independence with E&Y.
     In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2009.
The Audit Committee
R. Wilson Orr, III, Chairman
Ralph T. Parks
Murray M. Spain
Audit Fees
     The aggregate fees billed for services rendered by our current independent public accountants, E&Y during fiscal 2008 and during fiscal 2007, were as follows:

	Fiscal 2008	Fiscal 2007
Audit Fees(1):	$524,465	$582,898
Audit-Related Fees(2):	—	—
Tax Fees(3):	153,321	—
All Other Fees(4):	—	—

TOTAL	$677,786	$582,898

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, and reviews of the Company’s quarterly financial statements. Audit Fees also include fees billed for professional services rendered for consultation on SEC registration statements and filings and the issuance of consents.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4)	All Other Fees consist of fees billed for all other services.
Pre-Approval Policy
     The Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.
  General
     Under the terms of its pre-approval policy, the Audit Committee is required to pre-approve audit and non-audit services to be performed by the Company’s independent public accountants in order to assure that the provision of such services does not impair the independent public accountants’ independence. Unless a type of service to be provided by the independent public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved cost level require specific pre-approval by the Audit Committee.
     The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson and may in the future delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
  Audit Services
          The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent public accountants reasonably can provide.
  Audit-Related Services
          Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent public accountants. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.
  Tax Services
          The Audit Committee believes that the independent public accountants can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the independence of such independent public accountants. However, the Audit Committee will not permit the retention of the independent public accountants in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

  All Other Services
     Any services to be performed by the independent public accountants not classified in any of the aforementioned categories must be specifically pre-approved by the Audit Committee.
  Pre-Approval Fee Levels
     Pre-approval fee levels for all services to be provided by the independent public accountants are established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.
Shareholder Proposals for the 2010 Annual Meeting
     Shareholders may nominate director candidates and make proposals to be considered at the 2010 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2010 Annual Meeting or any other proposal for consideration at the 2010 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 17, 2010 and April 16, 2010.
     In addition to being able to present proposals for consideration at the 2010 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2010 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than January 7, 2010, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.
     The form of proxy issued with our 2010 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at our 2010 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between March 17, 2010 and April 16, 2010 and certain other conditions provided for in the SEC’s rules have been satisfied.
     A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 431 Smith Lane, Jackson, TN 38301, Attention: Lowell E. Pugh II, Vice President, General Counsel and Secretary.
Expenses Relating to this Proxy Solicitation
     We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations ad other shareholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

KIRKLAND’S, INC.
Proxy Solicited on Behalf of The Board of Directors
The undersigned, revoking all previous proxies, hereby appoints Robert E. Alderson and Lowell E. Pugh II and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held on June 8, 2009, and at any adjournment or postponement thereof.
1.	Election of Directors:
☐ FOR the nominees listed below

☐ WITHHOLD AUTHORITY to vote for the nominees listed below
     Nominees: For a three-year term expiring at the 2012 Annual Meeting:
Steven J. Collins
R. Wilson Orr, III
Miles T. Kirkland
(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

Please date and sign our Proxy on the reverse side and return it promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Shareholder

Signature of Shareholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PELASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.